Exhibit 99.1

Stephen Sherwin, M.D., Joins Verastem Board of Directors

CAMBRIDGE, MA — Mar. 6, 2013 — Verastem, Inc., (NASDAQ: VSTM) a clinical-stage biopharmaceutical company focused on discovering and developing drugs to treat cancer by the targeted killing of cancer stem cells, announced the appointment of Stephen Sherwin, M.D., to the Board of Directors.

“Steve has a wealth of biopharmaceutical and drug development expertise,” said Christoph Westphal, M.D., Ph.D., Chairman and CEO of Verastem. “We have translated Dr. Bob Weinberg’s pioneering cancer stem cell research into clinical drug candidates, and Steve’s insights and guidance will be a key to our future success.”

Verastem is currently conducting a Phase 1/2 trial of lead focal adhesion kinase (FAK) inhibitor VS-6063 in combination with paclitaxel for patients with ovarian cancer and is planning a potentially pivotal trial in mesothelioma for midyear 2013.

“Verastem is well positioned to identify and develop novel agents for the treatment of cancer through the targeting of cancer stem cells,” said Dr. Sherwin. “Verastem’s innovative approach to the treatment of cancer has the potential to substantially improve patient outcomes. I am excited to become a part of the Verastem team and have the opportunity to contribute to the development of therapies for some of the most difficult to treat cancers that confront us today.”

Dr. Sherwin is Chairman of the Board and cofounder of Ceregene, Inc. and a director of Biogen Idec (NASDAQ:BIIB), BioSante Pharmaceuticals (NASDAQ:BPAX), Neurocrine Biosciences (NASDAQ:NBIX), and Rigel Pharmaceuticals (NASDAQ:RIGL). He is also a member of the Board and Chairman Emeritus of the Biotechnology Industry Organization and has recently served on the President’s Council of Advisors for Science and Technology (PCAST) Working Group on Advancing Innovation in Drug Development and Evaluation. Dr. Sherwin is a Clinical Professor of Medicine at the University of California, San Francisco, and a volunteer Attending Physician in the Hematology/Oncology Division of San Francisco General Hospital. Dr. Sherwin holds a B.A. in biology summa cum laude from Yale University and an M.D. from Harvard Medical School, and is board-certified in internal medicine and medical oncology. He is a fellow of the American College of Physicians and a member of the American Society of Clinical Oncology and the American Association for Cancer Research.

About Verastem, Inc.

Verastem, Inc. (NASDAQ: VSTM) is a clinical-stage biopharmaceutical company focused on discovering and developing drugs to treat cancer by the targeted killing of cancer stem cells. Cancer stem cells are an underlying cause of tumor recurrence and metastasis. Verastem is developing small molecule inhibitors of signaling pathways that are critical to cancer stem cell survival and proliferation: FAK, PI3K/mTOR and Wnt. For more information, please visit www.verastem.com.

Forward-looking statements:

This press release includes forward-looking statements about the Company’s strategy, future plans and prospects, including statements regarding the development of the Company’s compounds, including VS-6063, and the Company’s FAK and diagnostic programs generally, the timeline for clinical development and regulatory approval of the Company’s compounds and the structure of the Company’s planned clinical trials. The words “anticipate,” “appear,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include the risks that the preclinical testing of the Company’s compounds may not be predictive of the success of later clinical trials, that the Company will be unable to successfully complete the clinical development of its compounds, including VS-6063, that the development of the Company’s compounds will take longer or cost more than planned, and that the Company’s compounds will not receive regulatory approval or become commercially successful products. Other risks and uncertainties include those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and in any subsequent SEC filings. The forward-looking statements contained in this presentation reflect the Company’s current views with respect to future events, and the Company does not undertake and specifically disclaims any obligation to update any forward-looking statements.

Verastem, Inc.
Investor contact:
Brian Sullivan, 617-252-9314
bsullivan@verastem.com
or
Media contact:
Kari Watson, 781-235-3060
kwatson@macbiocom.com